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                                   EXHIBIT 5.0

                OPINION OF MULDOON MURPHY FAUCETTE & AGUGGIA LLP


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               [MULDOON MURPHY FAUCETTE & AGUGGIA LLP LETTERHEAD]






                                  May 27, 2004


Board of Directors
Central Federal Corporation
601 Main Street
Wellsville, Ohio 43968


         Re: Issuance of an Additional 100,000 Shares of Common Stock Pursuant to the Amended and Restated Central Federal Corporation 2003 Equity Compensation Plan.

Ladies and Gentlemen:

       We have been requested by Central Federal Corporation, a Delaware corporation, (the "Company") to provide our legal opinion in connection with the registration of additional shares of the Company's common stock, $.01 par value, on Form S-8 under the Securities Act of 1933. The registration covers 100,000 shares of the Company's common stock that may be issued upon the exercise of stock options or grants of restricted stock under the Amended and Restated Central Federal Corporation 2003 Equity Compensation Plan (the "Plan").

       We have made such legal and factual examinations and inquiries as we have deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified: (i) the genuineness of all signatures;
(ii) the authenticity of all documents submitted to us as originals; (iii) the conformity with the originals of all documents supplied to us as copies; and
(iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company.

       Based on the foregoing and limited in all respects to Delaware law, it is our opinion that the shares reserved for issuance under the Plan are duly authorized, and, with respect to the shares of the Company's common stock issuable pursuant to: (i) stock options to be granted under the Plan, following payment for the common stock upon exercise in accordance with the terms of the Plan, and (ii) awards of restricted stock granted in accordance with the terms of the Plan, such shares will be legally issued, fully paid and nonassessable.



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Board of Directors
May 27, 2004
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       The following provisions of the Certificate of Incorporation may not be given effect by a court applying Delaware law, but in our opinion the failure to give effect to such provisions will not affect the duly authorized, validly issued, fully paid and nonassessable status of the Company's Common Stock:

         (a) Subsections C.3 and C.6 of Article FOURTH, which grant the Board the authority to construe and apply the provisions of those Articles and subsection C.4 of Article FOURTH, to the extent that subsection obligates any person to provide to the Board the information such subsection authorizes the Board to demand, in each case to the extent, if any, that a court applying Delaware law were to impose equitable limitations upon such authority; and

         (b) Article NINTH, which authorizes the Board to consider the effect of any offer to acquire the Company on constituencies other than shareholders in evaluating any such offer.

       This opinion is rendered to you solely for your benefit in connection with the issuance of the shares of common stock as described above. This opinion may not be relied upon by any other person or for any other purpose, and it should not be quoted in whole or in part or otherwise referred to or be furnished to any governmental agency (other than filed with the Securities and Exchange Commission as an exhibit to the aforementioned registration statement on Form S-8 in which this opinion is contained) or any other person or entity without the prior written consent of this firm.

       We note that, although certain portions of the registration statement on Form S-8 (the financial statements and schedules) have been included therein (through incorporation by reference) on the authority of "experts" within the meaning of the Securities Act, we are not experts with respect to any portion of the Registration Statement, including without limitation the financial statements or schedules or the other financial information or data included therein.

       We hereby consent to the filing of this opinion as an exhibit to, and the reference to this firm in, the Company's registration statement on Form S-8.

                                      Very truly yours,

                                      /s/ MULDOON MURPHY FAUCETTE & AGUGGIA LLP

                                      MULDOON MURPHY FAUCETTE & AGUGGIA LLP